EXHIBIT 10.3


                           PURCHASE AGREEMENT

     This Agreement is made as of the 20th day of April, 1998 by and among Wolf Industries, Inc., a Nevada corporation (hereinafter referred to as "Wolf"), and Gorda Technology Holdings Limited, a Turks and Cacios Islands corporation (hereinafter referred to as "Gorda").

     Now, therefore, for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the parties to be derived here from, it is hereby agreed as follows:


                               ARTICLE 1
           REPRESENTATIONS, COVENANTS AND WARRANTIES OF WOLF

     As an inducement to, and to obtain the reliance of Gorda, Wolf represents and warrants as follows:

     1.1 ORGANIZATION, GOOD STANDING, POWER, ETC. Wolf (i) is a corporation duly organized, validly existing and in good standing under the law of the State of Nevada; (ii) is qualified or authorized to do business as foreign corporations and are in good standing in all jurisdictions in which qualification or authorization may be required; and (iii) has all requisite corporate power and authority, licenses and permits to own or lease and operate their properties and carry on their business as presently being conducted and to execute, deliver and perform this Agreement and consummate the transactions contemplated hereby.

     1.2 SUBSIDIARIES. Wolf has one wholly owned subsidiary, 714674 Alberta, Ltd., an Alberta corporation doing business as Calgary Chemical (Calgary Chemical) of which there are 429,399 shares of common stock outstanding.

     1.3 AUTHORIZATION OF AGREEMENT. This Agreement has been or will be at Closing duly and validly authorized, executed and delivered by Wolf.


                               ARTICLE 2
          REPRESENTATIONS, COVENANTS AND WARRANTIES OF GORDA

     As an inducement to, and to obtain the reliance of Wolf, Gorda represents and warrants as follows:

     2.1 ORGANIZATION, GOOD STANDING, POWER, ETC. Gorda (i) is a corporation duly organized, validly existing and in good standing under the laws of the Turks and Cacios Islands and (ii) has all requisite corporate power and authority, licenses, permits and franchises to own or lease and operate its properties and carry on its business as presently being conducted and to execute, deliver and perform this Agreement and consummate the transactions contemplated hereby.

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     2.2  AUTHORIZATION OF AGREEMENT.  This Agreement has been or will be at Closing duly and validly authorized, executed and delivered by Gorda.


                               ARTICLE 3
                     PURCHASE OF CALGARY CHEMICAL

     3.1 THE EXCHANGE. All of the issued and outstanding shares of common stock of Calgary Chemical shall be sold, transferred and conveyed to Gorda as follows:

          (a) All shares of Calgary Chemical outstanding on the Closing Date shall be endorsed for transfer to Gorda at Closing and shall be fully paid, and non-assessable and shall not be liable to any further call, nor shall Gorda be liable for any further payments with respect thereto.

          (b) At Closing Wolf shall deliver to Gorda a Resolution of the Board of Directors of Wolf forgiving the inter company debt of Calgary Chemical to Wolf in the amount of $82,289.00CN.

          (c) At the Closing Gorda shall deliver to Wolf as the Purchase Price of the Calgary Chemical common stock, an Instrument certifying that Gorda shall pay to Wolf fifteen percent of Calgary Chemical after tax profit (as determined by generally accepted accounting principals) for the fiscal year ended December 31, 1998 payable on or before March 31, 1999 and completion of an audit of the financial statements of Calgary Chemical for such period.

          (d) At Closing Gorda shall also deliver to Wolf an Indemnity Agreement whereby Gorda shall indemnify and hold Wolf harmless from any and all liability arising from the debt guarantees of Calgary Chemical.

          (e) As additional consideration for the common stock of Calgary Chemical, Gorda agrees to hire Blair Coady as the President and Chief Executive Officer of Calgary Chemical on terms mutually acceptable to Gorda and Mr. Coady.

     3.2 CLOSING. The Closing of the transactions contemplated by this Agreement shall take place on such date as may be agreed upon by the parties, but no later than June 30 1998 (herein called the "Closing Date"), at the offices of Calgary Chemical, 4020 7th Street, Calgary, Alberta T2G 2Y8 or such other time and location as the parties may mutually agree.

     3.3 CLOSING EVENTS. At the Closing, each of the respective parties hereto shall execute, acknowledge, and deliver (or shall cause to be executed, acknowledged, and delivered) any agreements, resolutions, or other instruments required by this Agreement to be so delivered at or prior to the Closing, together with such other items as may be reasonably requested by the parties hereto and their respective legal counsel in order to effectuate or evidence the transactions contemplated hereby.

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                               ARTICLE 4
            CONDITIONS PRECEDENT TO OBLIGATIONS OF PARTIES

     4.1 GORDA'S CLOSING CONDITIONS. The obligations of Gorda hereunder are subject to fulfillment prior to or at the Closing of each of the following conditions:

          (a) CLOSING DATE. The transactions contemplated by this Agreement shall be closed on or before June 30, 1998.

          (b) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Wolf made pursuant to Article 1.1 above, shall be true and accurate in all material respects as of the Closing Date.

          (c) PERFORMANCE. Wolf shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing.

          (d) NO ADVERSE CHANGES. There shall not have been, since the date of the latest audited financial statements of Wolf, any materially adverse change in Calgary Chemical's financial condition, assets, liabilities or business.

          (e) APPROVAL OF THE SHAREHOLDERS. On or before the Closing Date, the Shareholders of Wolf shall have approved the sale of Calgary Chemical to Gorda on the terms and conditions set forth herein.

     4.2 WOLF'S CLOSING CONDITIONS. The obligations of Wolf hereunder are subject to fulfillment prior to or at the Closing of each of the following conditions:

          (a) CLOSING DATE. The transactions contemplated by this Agreement shall be closed on or before June 30, 1998

          (b) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Gorda made pursuant to Section 2.2 above, shall be true and accurate in all material respects as of the Closing Date.

          (c) PERFORMANCE. Gorda shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing.

          (d) APPROVAL OF THE SHAREHOLDERS. On or before the Closing Date, the Shareholders of Wolf shall have approved the sale of Calgary Chemical to Gorda on the terms and conditions set forth herein.

          (e) RELEASE OF THE AGREEMENT OF ENGAGEMENT WITH BLAIR COADY. On or before the Closing Date, Gorda will have executed an Employment Agreement with Blair Coady as President and Chief Executive Officer of Calgary Chemical and Wolf will have received from Mr. Coady a resignation as President, Chief Executive Officer, Secretary and Director of Wolf as well as the surrender of Mr. Coady's options to acquire 700,000 shares of Wolf common stock.

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                               ARTICLE 5
                             MISCELLANEOUS

     5.1 EXPENSES AND FURTHER ASSURANCES. The parties hereto shall each bear their respective costs and expenses incurred in connection with the transactions contemplated by this Agreement. Each party hereto will use its best efforts provide any and all additional information, execute and deliver any and all documents or other written material and perform any and all acts necessary to carry-out the intent of this Agreement.

     5.2 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS. All of the representations, warranties and covenants made as of the date of this Agreement and as of Closing, shall survive the closing of this transaction.

     5.3 SUCCESSORS AND ASSIGNS. All representations, warranties, covenants and agreements in this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, representatives, successors and assigns whether so expressed or not.

     5.4 GOVERNING LAW. This Agreement is to be governed by and interpreted under the laws of the State of the Province of Alberta without giving effect to the principles of conflicts of laws thereof and the parties agree that venue and jurisdiction shall vest in the courts of Alberta.

     5.5 SECTION AND OTHER HEADINGS. The section and other headings herein contained are for convenience only and shall not be construed as part of this Agreement.

     5.6 COUNTERPARTS. This Agreement may be executed in any number of counterparts and each counterpart shall constitute an original instrument, but all such separate counterparts shall constitute but one and the same instrument.

     5.7 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties hereto and supersedes all prior agreements, understandings and arrangements, oral or written, between the parties hereto with respect to the subject matter hereof. This Agreement may not be amended or modified, except by a written agreement signed by all parties hereto.

     5.8 SEVERABILITY. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffectual to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction.

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     5.9  CONFIDENTIALITY.  Each party hereto agrees with the other parties that, unless and until this Agreement has been consummated, or for a period of one (1) year from the date of this Agreement if the transaction contemplated by this Agreement is not consummated it and its representatives will hold in strict confidence all data and information obtained with respect to the other party from any representative, Officer, Director or employee, or from any books or records or from personal inspection, of such other party, and shall not use such data or information or disclose the same to others, except: (i) to the extent such data or information has theretofore been publicly disclosed, is a matter of public knowledge or is required by law to be publicly disclosed; and (ii) to the extent that such data or information must be used or disclosed in order to consummate the transactions contemplated by this Agreement.

     5.10 INDEMNIFICATION.    The Parties agree to indemnify and hold
harmless each other for any liability arising from this Agreement or reliance upon the Representations and Warranties of the other after Closing.

     IN WITNESS WHEREOF, the corporate parties hereto have caused this Agreement to be executed by their respective Officers, hereunto duly authorized, as of the date first above written.

Wolf Industries, Inc.              Gorda Technology Holdings Limited.



By: /s/ PATRICK MCGOWN             By: /s/ PAUL WINDER
   -------------------------          ------------------------------
    Patrick McGown, President      Paul Winder, President









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